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                                                              EXHIBIT (h)(12)(b)

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      Among

                        VARIABLE INSURANCE PRODUCTS FUND

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                           AIG LIFE INSURANCE COMPANY

     WHEREAS, the above-named parties have executed a Participation Agreement, effective as of the 1st day of July, 1994; and

     WHEREAS, the parties are desirous of expanding their business relationship to include other separate accounts of the Company; and

     WHEREAS, Company is desirous of adding other, non-Fidelity, mutual funds to the list of those funds appearing on Schedule C of the Participation Agreement;

     NOW, THEREFORE, the parties agree that Schedules A and C to the Participation Agreement are amended to read as follows:

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and Date   Policy Form Number of Contracts
Established by Board of Directors   By Separate Account
---------------------------------   --------------------------------------------
..  Variable Account I               45648-4/87
   (June 5, 1986)                   (Individual Single PremiumVariable
                                    Deferred Annuity Contract)

                                    52049
                                    (Group Flexible Premium Variable Deferred
                                    Annuity Contract)

                                        1

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                                    56450
                                    (Group Flexible Premium Variable Deferred
                                    Annuity Certificate)

                                    56777
                                    (Individual Flexible Premium
                                    Variable Deferred Annuity Contract)

                                    11VAN0896
                                    (Individual Variable Annuity Contract)

                                    11VANO896GP
                                    (Group Variable Annuity Contract)

                                    16VAN0896
                                    (Certificate of Coverage)

..  Variable Account II              1VUL1294
   (June 5, 1986)                   (Individual Flexible Variable Universal Life
                                    Insurance Policy)

                                    11GVULO597
                                    (Group Flexible Premium Variable Life
                                    Insurance Policy)

                                    16GVUL0597
                                    (Group Flexible Premium Variable Life
                                    Insurance Certificate)

                                    11GVULD997
                                    Group Flexible Premium Variable Life
                                    Insurance Policy (Sex-Distinct)

                                    11GVULU997
                                    (Group Flexible Premium Variable Life
                                    Insurance Policy) (Uni-sex)

                                    11VUL399
                                    (Flexible Premium Variable Life Insurance
                                    Policy)

                                        2

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                                    11VUL399G
                                    (Group Flexible Premium Variable Life
                                    Insurance Policy)

                                    16VUL399G
                                    (Group Flexible Premium Variable Life
                                    Insurance Certificate)

..  Variable Account III             GVA-1067
   (October 27, 1994)               (Eastern Airlines, Inc. Variable Benefit
                                    Plan for Flight Engineers -
                                    Non-Participating Single Premium Group
                                    Variable Annuity Contract)

..  Variable Account IV              11GVUL0495 (group contract)
   (July 18, 1995)
                                    16GVUL0495 (group certificate)

                                    11GVULO197 (group contract)

                                    16GVULO197 (group certificate)

                                    11PVULO996 (individual contract)

                                    11JVULO197 (individual contract)

                                    11JVULO197 (individual contract)

                                    11JVULO798 (individual contract)

                                    52221(7/91) (individual contract)
                                    12PVUL1098 Rider

                                        3

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                                   SCHEDULE C

Investment companies currently available under variable annuities or variable life insurance issued by the Company:

Anchor Series Trust
AIM Variable Insurance Funds, Inc.
Alliance Variable Products Series Fund, Inc.
Delaware Group Premium Fund, Inc.
Dreyfus Stock Index Fund
Dreyfus Variable Investment Fund
Fidelity Variable Insurance Products Fund
Fidelity Variable Insurance Products Fund II
Goldman Sachs Variable Insurance Trust
Hotchkis & Wiley Variable Trust
Merrill Lynch Variable Series Fund
Mercury Asset Management Master Trust
Mitchell Hutchins Series Trust
Morgan Stanley Dean Witter Universal Funds, Inc.
Neuberger & Berman Advisers Management Trust
SunAmerica Series Trust
Templeton Variable Products Series Fund
Van Eck Worldwide Insurance Trust


     IN WITNESS WHEREOF, the parties have set their hand as of this 23rd day of July, 1999.

     AIG LIFE INSURANCE COMPANY


     By:   /s/ Kenneth F. Judkowitz
         -------------------------------
           Kenneth F. Judkowitz
           Vice President


     VARIABLE INSURANCE PRODUCTS FUND


     By:   /s/ Robert C. Pozen
         -------------------------------
           Robert C. Pozen
           Vice President

                                        4

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     FIDELITY DISTRIBUTORS CORPORATION


     By:   /s/ Kevin J. Kelly
        --------------------------------
           Kevin J. Kelly
           Vice President

                                        5